Exhibit 99.1

SPX Reports First Quarter 2016 Results

Strong Operating Performance Across Strategic Platforms

Completed Sale of Dry Cooling Business

Initiating Sale Process for European-Based Power Generation Business

Q1 GAAP EPS of $0.34; Adjusted EPS* of $0.09

CHARLOTTE, N.C., May 5, 2016 /Globe Newswire/ — SPX Corporation (NYSE:SPXC) today reported results for the quarter ended April 2, 2016.

To provide clarity to its operating results, the company reports “Core” and “Base Power” results, which exclude the effect of the South African projects, and separately reports on the progress and results associated with the South African projects.  Additionally, a gain on the sale of the company’s Dry Cooling business, a charge for the non-cash impairment of intangible assets and non-service pension items have also been adjusted out of Core results.

Gene Lowe, President and CEO, said “We are pleased with the company’s first quarter performance and are on track to achieve our full-year guidance targets.  Our HVAC and Detection & Measurement segments and our Transformers business within the Power segment continued to execute well against their operational improvement and growth initiatives.  While conditions for power generation remained challenging, we are focused on reducing cost and risk to improve results in this business.”

Mr. Lowe continued “During the first quarter, we completed the sale of our Dry Cooling business for a purchase price of approximately $48 million.  We also finalized our assessment of strategic alternatives for our remaining power generation businesses, identifying several actions that we believe will deliver greater earnings and value to shareholders.  These actions include engaging BNP Paribas, a global investment banking firm, to pursue the sale of the European-based portion of our power generation business, and taking further restructuring actions to right-size our power generation operations in the Americas.”

First Quarter 2016 Overview:

For the first quarter of 2016 the company reported revenue of $389.3 million and net earnings per share from continuing operations of $0.34.  SPX Core revenue* was $368.8 million and adjusted operating income* was $10.9 million, compared with $362.3 million and an adjusted operating loss* of $1.6 million, respectively, in the first quarter of 2015.  Adjusted earnings per share* for the first quarter of 2016 were $0.09.

First Quarter Financial Comparisons:

GAAP Results†:

($ millions)	Q1 2016	Q1 2015
Revenue	$389.3	$376.3
Segment Income	21.4	10.4
Operating Income (Loss)	20.3	(44.6)

Adjusted Results†:

($ millions)	Q1 2016	Q1 2015
Core Revenue*	$368.8	$362.3
Core Segment Income*	24.8	18.8
Adjusted Operating Income (Loss)*	10.9	(1.6)

†The results of SPX FLOW are recorded in discontinued operations.

*Non-GAAP number. See attached schedules for reconciliation to most comparable GAAP number.

HVAC

Revenue for Q1 2016 was $111.6 million, compared with $107.7 million in Q1 2015, an increase of 3.6%.  Excluding the effect of currency fluctuations, organic revenue* increased 4.3%, driven primarily by higher sales of cooling products.

Segment Income was $15.9 million, or 14.2% of revenue, in Q1 2016, compared with $12.9 million, or 12.0% of revenue, in Q1 2015.  The increase in Segment Income margins of approximately 220 basis points was driven by the organic revenue growth and operational efficiencies within the heating and cooling businesses.

Detection & Measurement

Revenue for Q1 2016 was $55.4 million, compared with $51.9 million in Q1 2015, an increase of 6.7%.  Excluding the effect of currency fluctuations, organic revenue* increased 7.9% reflecting higher sales across multiple product lines within the segment.

Segment Income was $11.0 million, or 19.9% of revenue, in Q1 2016, compared with $8.9 million, or 17.1% of revenue, in Q1 2015.  Segment Income margins increased approximately 280 basis points due to the organic revenue growth and a more favorable product sales mix.

Base Power

Base Power revenue* for Q1 2016 was $201.8 million, compared with $202.7 million in Q1 2015, a decrease of 0.4%.  Excluding the effect of currency, organic revenue* increased 0.6% due to higher sales of Transformers, partially offset by lower sales of power generation products and services.

Base Power loss* was $(2.1) million, or (1.0)% of revenue, in Q1 2016, compared with $(3.0) million, or (1.5)% of revenue, in Q1 2015.  The reduced loss was due primarily to a stronger margin and profit performance in our Transformers business, partially offset by higher losses from power generation operations.

South African Projects

Revenue attributable to the South African projects was $20.5 million in the first quarter of 2016 compared with $14.0 million in the first quarter of 2015.  Project losses recorded in our Power segment in Q1 2016 were $(3.4) million, compared with $(8.4) million in the first quarter of 2015.

Financial Update:

As of April 2, 2016, SPX had total outstanding debt of $389.5 million and total cash and equivalents of $97.9 million.  During the first quarter of 2016, free cash flow used in continuing operations* totaled $62.9 million.  Net leverage as calculated under the company’s bank credit agreement was 2.5x, in line with our stated target range of 1.5-2.5x.

Reaffirming 2016 Guidance:

SPX is reaffirming its 2016 guidance of Core revenue* of $1.5 to $1.7 billion with a Core Segment Income margin* of 9-10%.  Core Operating Income* is expected to be in a range of $80 to $100 million.  Core earnings per share* is expected to be in a range of $0.95 to $1.25.

Segment performance, on a year-over-year basis, is expected to be as follows:

	Revenue Growth	Segment Income Margin %
HVAC	Lower end of long-term target of 2-4%	Flat

Detection & Measurement	In line with long-term target of 2-6%	At least 100 bps increase

Base Power	Modest increase in Transformers more than offset by decline in power generation, including the effect of the sale of Dry Cooling	At least 50 bps improvement in Transformers margin; reduced overhead in power generation

Lowe continued, “Despite mixed conditions in the global macroeconomic environment, we believe SPX remains well-positioned for a solid performance in 2016.  A significant portion of our revenue is supported by replacement business, we continue to see steady demand for our book-and-turn products and we have a robust project frontlog.”

Form 10-Q:  The company expects to file its quarterly report on Form 10-Q for the quarter ended April 2, 2016 with the Securities and Exchange Commission on or before May 12, 2016. This press release should be read in conjunction with that filing, which will be available on the company’s website at www.spx.com, in the Investor Relations section.

Conference Call:  SPX will host a conference call at 4:45 p.m. (EST) today to discuss first quarter results and 2016 financial guidance. The call will be simultaneously webcast via the company’s website at www.spx.com and the slide presentation will be available in the Investor Relations section of the site.

Conference call

Dial in:  877-341-7727

From outside the United States:  +1 262-558-6098

Participant code:  92118646

A replay of the call will be available by telephone through Thursday, May 12th.

To listen to a replay of the call

Dial in:  855-859-2056

From outside the United States:  +1 404-537-3406

Participant code:  92118646

Upcoming Investor Events:  SPX plans to meet with investors in May during roadshows and will participate in both the KeyBanc Capital Markets’ Industrial, Automotive & Transportation Conference in Boston on June 1, 2016 and Susquehanna Financial Group’s Energy and Industrials Conference in New York on June 9, 2016.

About SPX Corporation:  Based in Charlotte, North Carolina, SPX Corporation is a leading supplier of highly engineered HVAC products, detection and measurement technologies and power equipment. With operations in about 20 countries, SPX Corporation had approximately $1.7 billion in annual revenue in 2015 and approximately 6,000 employees worldwide. SPX Corporation is listed on the New York Stock Exchange under the ticker symbol “SPXC.”  For more information, please visit www.spx.com.

Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including the company’s annual reports on Form 10-K, and any amendments thereto, and quarterly reports on Form 10-Q.

These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “believe”, “expect,” “anticipate,” “project” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. In addition, estimates of future operating results are based on the company’s current complement of businesses, which is subject to change.

Statements in this press release speak only as of the date of this press release, and SPX disclaims any responsibility to update or revise such statements.

SOURCE SPX Corporation.

Investor Contact:

Paul Clegg, Vice President, Finance and Investor Relations

Phone:  980-474-3806

E-mail: spx.investor@spx.com

Media and Customer Contact:

Vivek Dhir, Vice President, Global Marketing and Business Development

Phone: 980-474-3703

Email: vivek.dhir@spx.com

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in millions, except per share amounts)

	Three months ended
	April 2, 2016	March 28, 2015
Revenues	$389.3	$376.3

Costs and expenses:
Cost of products sold	299.5	301.8
Selling, general and administrative	82.2	114.9
Intangible amortization	0.9	1.4
Special charges, net	0.3	2.8
Impairment of intangible assets	4.0	—
Gain on sale of dry cooling business	17.9	—
Operating income (loss)	20.3	(44.6)

Other income (expense), net	0.8	(4.6)
Interest expense	(3.5)	(5.7)
Interest income	0.2	0.6
Equity earnings in joint ventures	0.4	—
Income (loss) from continuing operations before income taxes	18.2	(54.3)
Income tax (provision) benefit	(3.5)	13.3
Income (loss) from continuing operations	14.7	(41.0)

Income from discontinued operations, net of tax	—	31.4
Loss on disposition of discontinued operations, net of tax	(1.1)	(0.4)
Income (loss) from discontinued operations, net of tax	(1.1)	31.0

Net income (loss)	13.6	(10.0)
Less: Net income (loss) attributable to noncontrolling interests	0.6	(2.9)
Net income (loss) attributable to SPX Corporation common shareholders	$13.0	$(7.1)

Amounts attributable to SPX Corporation common shareholders:
Income (loss) from continuing operations, net of tax	$14.1	$(38.4)
Income (loss) from discontinued operations, net of tax	(1.1)	31.3
Net income (loss)	$13.0	$(7.1)

Basic income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$0.34	$(0.95)
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.03)	0.77
Net income (loss) per share attributable to SPX Corporation common shareholders	$0.31	$(0.18)

Weighted average number of common shares outstanding - basic	41.293	40.503

Diluted income (loss) per share of common stock:
Income (loss) from continuing operations attributable to SPX Corporation common shareholders	$0.34	$(0.95)
Income (loss) from discontinued operations attributable to SPX Corporation common shareholders	(0.03)	0.77
Net income (loss) per share attributable to SPX Corporation common shareholders	$0.31	$(0.18)

Weighted average number of common shares outstanding - diluted	41.553	40.503

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in millions)

	April 2,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and equivalents	$97.9	$101.4
Accounts receivable, net	339.5	367.0
Inventories, net	189.3	170.7
Other current assets	39.0	36.1
Assets held for sale	—	107.1
Total current assets	665.7	782.3
Property, plant and equipment:
Land	16.3	16.3
Buildings and leasehold improvements	122.3	120.4
Machinery and equipment	359.2	357.2
	497.8	493.9
Accumulated depreciation	(280.8)	(274.4)
Property, plant and equipment, net	217.0	219.5
Goodwill	344.9	342.8
Intangibles, net	147.8	154.2
Other assets	625.0	629.6
Deferred income taxes	51.8	50.9
TOTAL ASSETS	$2,052.2	$2,179.3

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$147.6	$176.9
Accrued expenses	367.0	403.7
Income taxes payable	2.7	1.7
Short-term debt	38.4	22.1
Current maturities of long-term debt	13.5	9.1
Liabilities held for sale	—	41.3
Total current liabilities	569.2	654.8

Long-term debt	337.6	340.6
Deferred and other income taxes	49.8	55.2
Other long-term liabilities	810.3	820.4
Total long-term liabilities	1,197.7	1,216.2

Equity:
SPX Corporation shareholders’ equity:
Common stock	1.0	1.0
Paid-in capital	2,633.9	2,649.6
Retained earnings	910.8	897.8
Accumulated other comprehensive income	245.6	283.3
Common stock in treasury	(3,468.5)	(3,486.3)
Total SPX Corporation shareholders’ equity	322.8	345.4
Noncontrolling interests	(37.5)	(37.1)
Total equity	285.3	308.3
TOTAL LIABILITIES AND EQUITY	$2,052.2	$2,179.3

SPX CORPORATION AND SUBSIDIARIES

RESULTS OF REPORTABLE SEGMENTS

(Unaudited; in millions)

	Three months ended
	April 2, 2016	March 28, 2015	Δ	%/bps
HVAC reportable segment

Revenues	$111.6	$107.7	$3.9	3.6%
Gross profit	39.4	33.2	6.2
Selling, general and administrative expense	23.4	20.2	3.2
Intangible amortization expense	0.1	0.1	—
Income	$15.9	$12.9	$3.0	23.3%
as a percent of revenues	14.2%	12.0%		220	bps

Detection & Measurement reportable segment

Revenues	$55.4	$51.9	$3.5	6.7%
Gross profit	25.9	22.6	3.3
Selling, general and administrative expense	14.7	13.5	1.2
Intangible amortization expense	0.2	0.2	—
Income	$11.0	$8.9	$2.1	23.6%
as a percent of revenues	19.9%	17.1%		280	bps

Power reportable segment

Revenues	$222.3	$216.7	$5.6	2.6%
Gross profit	24.3	18.7	5.6
Selling, general and administrative expense	29.2	29.0	0.2
Intangible amortization expense	0.6	1.1	(0.5)
Loss	$(5.5)	$(11.4)	$5.9	-51.8%
as a percent of revenues	-2.5%	-5.3%		280	bps

Consolidated Revenues	$389.3	$376.3	$13.0	3.5%
Consolidated Segment Income	21.4	10.4	11.0	105.8%
as a percent of revenues	5.5%	2.8%		270	bps

Total income for reportable and other operating segments	$21.4	$10.4	$11.0
Corporate expenses	10.9	30.7	(19.8)
Pension and postretirement expense	1.0	0.5	0.5
Long-term incentive compensation expense	2.8	21.0	(18.2)
Impairment of intangible assets	4.0	—	4.0
Special charges, net	0.3	2.8	(2.5)
Gain on sale of dry cooling business	17.9	—	17.9
Consolidated Operating Income (Loss)	$20.3	$(44.6)	$64.9	-145.5%
as a percent of revenues	5.2%	-11.9%		1710	bps

SPX CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited; in millions)

	Three months ended
	April 2, 2016	March 28, 2015
Cash flows used in operating activities:
Net income (loss)	$13.6	$(10.0)
Less: Income (loss) from discontinued operations, net of tax	(1.1)	31.0
Income (loss) from continuing operations	14.7	(41.0)
Adjustments to reconcile income (loss) from continuing operations to net cash used in operating activities:
Special charges, net	0.3	2.8
Gain on sale of dry cooling business	(17.9)	—
Impairment of intangible assets	4.0	—
Deferred and other income taxes	1.3	(2.5)
Depreciation and amortization	7.2	10.4
Pension and other employee benefits	3.9	6.0
Long-term incentive compensation	2.8	21.0
Other, net	1.8	1.5
Changes in operating assets and liabilities, net of effects from divestiture:
Accounts receivable and other assets	25.9	(14.9)
Inventories	(24.4)	(37.5)
Accounts payable, accrued expenses and other	(77.2)	(61.0)
Cash spending on restructuring actions	(3.3)	(1.2)
Net cash used in continuing operations	(60.9)	(116.4)
Net cash from (used in) discontinued operations	(1.3)	7.6
Net cash used in operating activities	(62.2)	(108.8)

Cash flows from (used in) investing activities:
Proceeds from sale of dry cooling business	45.9	—
Capital expenditures	(2.0)	(2.8)
Net cash from (used in) continuing operations	43.9	(2.8)
Net cash used in discontinued operations	—	(11.7)
Net cash from (used in) investing activities	43.9	(14.5)

Cash flows from (used in) financing activities:
Borrowings under senior credit facilities	28.9	196.0
Repayments under senior credit facilities	(19.2)	(119.0)
Borrowings under trade receivables financing arrangement	20.0	70.0
Repayments under trade receivables financing arrangement	(20.0)	(25.0)
Net borrowings (repayments) under other financing arrangements	6.4	(1.6)
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(1.7)	(5.2)
Dividends paid	—	(15.1)
Net cash from continuing operations	14.4	100.1
Net cash used in discontinued operations	—	(3.2)
Net cash from financing activities	14.4	96.9
Change in cash and equivalents due to changes in foreign currency exchange rates	0.4	(38.1)
Net change in cash and equivalents	(3.5)	(64.5)
Consolidated cash and equivalents, beginning of period	101.4	427.6
Consolidated cash and equivalents, end of period	$97.9	$363.1

SPX CORPORATION AND SUBSIDIARIES

CASH AND DEBT RECONCILIATION

(Unaudited; in millions)

Three months ended
April 2, 2016
Beginning cash and equivalents	$101.4

Cash used in continuing operations	(60.9)
Net proceeds from sale of dry cooling business	45.9
Capital expenditures	(2.0)
Borrowings under senior credit facilities	28.9
Repayments under senior credit facilities	(19.2)
Net borrowings under other financing arrangements	6.4
Minimum withholdings paid on behalf of employees for net share settlements, net of proceeds from the exercise of employee stock options and other	(1.7)
Cash used in discontinued operations	(1.3)
Change in cash due to changes in foreign currency exchange rates	0.4
Ending cash and equivalents	$97.9

	Debt at				Debt at
	December 31, 2015	Borrowings	Repayments	Other	April 2, 2016
Domestic revolving loan facility	$—	$28.9	$(19.2)	$—	$9.7
Term loan	350.0	—	—	—	350.0
Trade receivables financing arrangement	—	20.0	(20.0)	—	—
Other indebtedness	23.8	8.6	(2.2)	1.5	31.7
Less: Deferred financing costs associated with the Term loan	(2.0)	—	—	0.1	(1.9)
Totals	$371.8	$57.5	$(41.4)	$1.6	$389.5

SPX CORPORATION AND SUBSIDIARIES

ORGANIC REVENUE RECONCILIATION

HVAC, DETECTION & MEASUREMENT AND POWER SEGMENTS

(Unaudited)

	Three months ended April 2, 2016
	HVAC	Detection & Measurement	Power
Net Revenue Growth	3.6%	6.7%	2.6%

Exclude: South African projects	%	—%	(3.0)%

Core Revenue Growth (Decline)	3.6%	6.7%	(0.4)%

Foreign Currency	(0.7)%	(1.2)%	(1.0)%

Organic Revenue Growth	4.3%	7.9%	0.6%

SPX CORPORATION AND SUBSIDIARIES

REVENUE AND SEGMENT INCOME RECONCILIATION

(Unaudited; in millions)

CONSOLIDATED SPX:

	Three months ended
	April 2, 2016	March 28, 2015
Consolidated revenue	$389.3	$376.3

Exclude: South African projects	(20.5)	(14.0)

Core revenue	$368.8	$362.3

Total segment income	$21.4	$10.4

Exclude: Loss on South African projects	3.4	8.4

Core segment income	$24.8	$18.8
as a percent of revenues	6.7%	5.2%

POWER SEGMENT:

	Three months ended
	April 2, 2016	March 28, 2015
Power revenue	$222.3	$216.7

Exclude: South African projects	(20.5)	(14.0)

Base Power revenue	$201.8	$202.7

Power Segment loss	$(5.5)	$(11.4)

Exclude: Loss on South African projects	3.4	8.4

Base Power loss	$(2.1)	$(3.0)
as a percent of revenues	-1.0%	-1.5%

SPX CORPORATION AND SUBSIDIARIES

OPERATING INCOME (LOSS) RECONCILIATION

(Unaudited; in millions)

	Three months ended
	April 2, 2016	March 28, 2015
Operating income (loss)	$20.3	$(44.6)

Adjustments:
South African projects	3.4	8.4

Non-service pension and postretirement items	1.1	(0.3)

Certain corporate expenses (1)	—	34.9

Gain on sale of Dry Cooling business	(17.9)	—

Non-cash impairment of intangible assets	4.0	—

Adjusted operating income (loss)	$10.9	$(1.6)
as a percent of Core revenues	3.0%	-0.4%

(1)    Represents an estimate of the corporate costs related to the support provided to SPX Flow. These costs were eliminated in connection with the spin-off.

SPX CORPORATION AND SUBSIDIARIES

EARNINGS PER SHARE RECONCILIATION

(Unaudited)

Three months ended
April 2, 2016
Diluted net income per share from continuing operations	$0.34

Adjustments:
South African projects	0.08

Non-service pension and postretirement items	0.02

Gain on sale of Dry Cooling business	(0.41)

Non-cash impairment of intangible assets	0.06

Adjusted earnings per share	$0.09

SPX CORPORATION AND SUBSIDIARIES

FREE CASH FLOW  RECONCILIATION

(Unaudited; in millions)

Three months ended
April 2, 2016
Net cash used in continuing operations	$(60.9)

Capital expenditures - continuing operations	(2.0)

Free cash flow used in continuing operations	$(62.9)